                                                                      EXHIBIT 23


                          Independent Auditors' Consent

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 33-84632) pertaining to the Universal Forest Products, Inc. Employees' Profit Sharing and 401(k) Retirement Plan of our report dated April 23, 2003, with respect to the financial statements and schedule of Universal Forest Products, Inc. Employees' Profit Sharing and 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

Grand Rapids, Michigan
June 20, 2003